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                                                                   EXHIBIT 10.6

                           [LETTERHEAD OF DYAX CORP.]

January 6, 1998

Mr. Keith S. Ehrlich
58 Pine Hill Lane
Concord, MA  01742

Dear Keith:

This letter sets forth our understanding of your employment by Dyax Corp. in the position of Senior Vice President, Finance and Administration and Chief Financial Officer, reporting to the Chief Executive Officer. You will be responsible for all finance and administration matters, including human resources and employee benefits. In addition, you will share responsibility for investor relations with me and participate in business development activities with senior management. I understand that you will begin working with us full-time by the end of this month.

Dyax will pay you a base salary of $165,000 per year ($13,750 per month), which is subject to adjustment on an annual basis by the Compensation Committee of the Board of Directors (the "Committee"). In addition, for the 1998 calendar year, you will be eligible for a bonus of $50,000 based on specific individual and corporate objectives set by me, with the Committee to determine achievement of the bonus at the end of the year. All payments shall be made to you in accordance with Dyax's standard payroll practices.

Subject to approval by the Committee, Dyax agree to grant you options to purchase 35,000 shares of Dyax Common Stock vesting in full six months after the date of your employment; and options to purchase 105,000 shares of Dyax Common Stock vesting monthly in equal installments over 48 months beginning with the date of your employment. Such options shall be granted at the fair market value price on the date of grant, as determined by the Committee, and shall be subject to Dyax's 1995 Equity Incentive Plan and standard form of Stock Option Agreement. All options shall be treated as incentive stock options, except as may be required by law to be treated as non-statutory options upon grant or upon exercise. Non-statutory options shall have a three-year exercise period upon termination of employment.

You will be eligible to participate in the Company's employee benefits, including health and dental insurance and 401(k) Savings Plan. Dyax requires that you execute the Company's standard Employee Confidentiality Agreement (copy attached), and comply with federal and state employment laws and regulations.


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In the event your employment is terminated by the Company without cause, other than as a consequence of change of control as discussed below, Dyax agrees to continue to pay you your monthly base salary for a period of six months, accelerate the vesting (if unvested) of 50% of all stock options granted to you at any time through the termination of your employment, and extend the exercise period of your resulting vested stock options for a period of three years. If your employment is terminated for cause by the Company or is terminated by you for any reason (other than as a result of change of control, as discussed below), your compensation and stock options vesting shall cease as of the terminate date. For purposes of this offer, "cause" shall mean the gross neglect in the performance of your duties or the commission of an act of dishonesty or moral turpitude in connection with your employment, as determined by the Board of Directors.

In the event of a change of control of Dyax which adversely affects your position and responsibilities as an executive of the Company and results in termination of your employment, whether by the Company or by yourself, Dyax agrees to continue to pay you your monthly base salary for a period of six months, accelerate the vesting of all stock options granted to you at any time through the termination of your employment, and extend the exercise period of your resulting vesting stock options for a period of three years. For purposes of this offer, "change of control" shall mean a change in ownership of more than 50% of the voting stock of the Company in one transaction or a series of related transactions by one investor or affiliated group of investors, except as a result of any private or public debt or equity financing the net cash proceed of which inure to Dyax.

If this agreement accurately sets forth our understanding of your employment by Dyax, please sign both copies of this letter and return one copy to me. We very much look forward to having you join Dyax, and believe that you can make significant contributions to the growth of our operations.

AGREED to by and on behalf of
DYAX CORP.



/s/ Henry E. Blair
------------------------------------
Henry E. Blair
Chairman and Chief Executive Officer




AGREED to by and on behalf of
KEITH S. EHRLICH:



/s/ Keith S. Ehrlich
------------------------------------

Date: Jan. 7, 1998
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                     DYAX EMPLOYEE CONFIDENTIALITY AGREEMENT

THIS AGREEMENT (the "Agreement") is made this 6 day of January, 1998.

BETWEEN

      DYAX CORP., a Delaware corporation, having its principal place of business at One Kendall Square, Bldg. 600, 5th Floor, Cambridge, MA 02139, and its affiliates, ("Dyax"), and

      Keith S. Ehrlich (the "Employee").

1.    EMPLOYEE RESTRICTIONS.

      In consideration of, and as a condition of the Employee's continued employment with Dyax, the Employee agrees as follows:

(a) CONFIDENTIAL INFORMATION: As of the date of the Employee's employment by Dyax and thereafter, the Employee shall treat as strictly confidential all proprietary, secret, unpublished and confidential information and materials which relate to the business or interests of Dyax, including, but not limited to, the business plans, technical projects, trade secrets, know-how, operations, customer lists, research datum or results, inventions, formulas, cell lines, chemical and biological compounds, products and processes developed by or for Dyax (the "Confidential Information"). The Employee shall not disclose or use Confidential Information in any manner or form other than in performance of the services required during his/her employment by Dyax.

(b) ASSIGNMENT OF RIGHTS: Any and all information, data, inventions, discoveries, formulas, biological or chemical materials, notebooks and other work product which the Employee conceives, develops or acquires during his/her employment with Dyax, and for a period of six (6) months after the termination date of his/her employment with Dyax, which directly or indirectly relates to work performed for Dyax (the "Proprietary Property"), shall be the sole and exclusive property of Dyax. The Employee shall promptly execute any and all documents necessary to assign this property to Dyax.

(c) INTELLECTUAL PROPERTY: During the Employee's employment at Dyax, the Employee shall promptly assist with and execute any and all applications, assignments or other documents which an officer or director of Dyax shall deem necessary or useful in order to obtain and maintain patent, trademark or other intellectual property protection for Dyax's products or services. After the termination date of his/her employment with Dyax the Employee shall use reasonable efforts to assist Dyax on intellectual property matters as they relate to his/her employment, and Dyax shall reasonably compensate the Employee for his/her time and expense.


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(d)   DYAX PROPERTY: Upon termination of the Employee's employment with Dyax, the Employee shall return and deliver to Dyax all copies of Confidential Information (as defines in (a) above) and all Proprietary Property (as defined in (b) above and all other property furnished to the Employee by Dyax, including, without limitation, documents, records, notebooks and equipment. The Employee shall not take with him/her any such property, except as expressly authorized in writing by an officer or director of Dyax.

(e) NON-SOLICITATION: As of the date of the Employee's employment by Dyax and for a period of one (1) year after the termination date of his/her employment at Dyax, the Employee shall not directly or indirectly solicit on behalf of himself or others (i) the employment of any employees or exclusive consultants of Dyax, or (ii) any of the business being conducted by Dyax or being actively pursued by Dyax with any customer or partner.

2.    SCOPE OF THIS AGREEMENT

(a) The provisions of this Agreement shall survive the termination of the Employee's employment with Dyax.

(b) The Employee acknowledges that the restrictions contained in this Agreement are reasonable in view of the nature of the business in which Dyax is engaged and the Employee's knowledge of Dyax business.

(c) Dyax is permitted to assign its rights and obligations under this Agreement.

(d) The Employee also acknowledges that any breach of this Agreement amy cause Dyax irreparable harm for which Dyax would be entitled to the issuance by a court of competent jurisdiction of an injunction, restraining order or other equitable relief in favor of restraining the Employee from committing or continuing any violation of this Agreement. Any right to obtain such equitable relief will not be deemed a waiver of any right to assert any other remedy or request any other relief which Dyax may have under this Agreement or otherwise at law or in equity.

(e) If in any jurisdiction any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or determined unenforceable, the remaining provisions of this Agreement shall remain unaffected and enforceable. In addition, if any provision of this Agreement shall be held to be excessively broad as to time, duration, geographical scope, activity or subject, the provision shall be construed so as to be enforceable to the extent compatible with the applicable law.


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(f)   This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.


AGREED:

      EMPLOYEE                                          DYAX  CORP.

       /s/ Keith S. Ehrlich                             /s/ Henry E. Blair
       --------------------------                       ------------------------
      (signature)                                       (signature)

       CFO                                              Chairman & CEO
       --------------------------                       ------------------------
      (title)                                           (title)